CNL STRATEGIC CAPITAL, LLC 8-K

Exhibit 99.1

News Release

For information contact: Colleen Johnson Senior Vice President Marketing and Communications CNL Financial Group 407-650-1223

CNL Strategic capital ACQUIRES majority stake in

Sill public adjusters

(Orlando, Fla.) Oct. 24, 2023 — CNL Strategic Capital, LLC acquired a majority equity stake and made a concurrent debt investment in Sill Public Adjusters (Sill) in partnership with Sill’s management. This is the 13th company in CNL Strategic Capital’s portfolio.

Founded in 1928 and headquartered in Cleveland, Ohio, Sill is among the leading specialty insurance consulting firms exclusively representing business and property owners in connection with their property insurance claims. The company focuses on providing expert claim preparation, management and resolution services across North America and the Caribbean. Through its wide range of services (including end-to-end property loss adjusting, forensic accounting, and business interruption analysis), the company seeks to deliver expert representation and support for claims stemming from fire, catastrophic, and other related events. In partnership with management, CNL Strategic Capital seeks to expand Sill’s geographic footprint, broaden its service offering to customers and pursue acquisition opportunities in a fragmented industry.

About CNL Strategic Capital

CNL Strategic Capital is a publicly registered, non-traded limited liability company that seeks to provide current income and long-term appreciation to individuals by acquiring controlling equity stakes in combination with loan positions in durable and growing middle-market businesses. The company is externally managed by CNL Strategic Capital Management, LLC and Levine Leichtman Strategic Capital, LLC (LLSC). For additional information, please visit cnlstrategiccapital.com.

About CNL Financial Group

CNL Financial Group (CNL) is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $36 billion in assets. CNL is headquartered in Orlando, Florida. For additional information, please visit cnl.com.

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About Levine Leichtman Strategic Capital

LLSC is an affiliate of Levine Leichtman Capital Partners, LLC (LLCP), a middle-market private equity firm with a 39-year track record of investing across various targeted sectors, including Franchising & Multi-unit, Business Services, Education & Training and Engineered Products & Manufacturing. LLCP utilizes a differentiated Structured Private Equity investment strategy, combining debt and equity capital investments in portfolio companies. LLCP believes that by investing in a combination of debt and equity securities, it offers management teams growth capital in a highly tailored, flexible investment structure that can be a more attractive alternative than traditional private equity.

LLCP’s global team of dedicated investment professionals is led by nine partners who have worked at LLCP for an average of 19 years. Since inception, LLCP has managed approximately $14.1 billion of institutional capital across 15 investment funds and has invested in over 100 portfolio companies. LLCP currently manages $9.3 billion of assets and has offices in Los Angeles, New York, Chicago, Miami, London, Stockholm, The Hague and Frankfurt. For additional information, please visit llcp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of CNL Strategic Capital’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond CNL Strategic Capital’s control. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments and other risks  described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and the other documents filed by the Company with the Securities and Exchange Commission.

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